Exhibit 99.1

         PPT VISION, Inc. Reports Fourth Quarter and Fiscal 2004 Results

    -- Annual Revenues Grow 15% Over 2003; Down Slightly in Quarter From 2003

    -- IMPACT(TM) Product Sales Grow Significantly Over 2003

    -- Sale of 3D Business Completed; Historical Results Restated to Show 3D
       Business as Discontinued Operation


    MINNEAPOLIS, Dec. 9 /PRNewswire-FirstCall/ -- PPT VISION, Inc.
(Nasdaq: PPTV) today announced financial results for the fourth quarter ended October 31, 2004. Net revenues for the fourth quarter were $2,106,000, which represents a 3% decrease from revenue levels in the fourth quarter of last fiscal year. The Company's net loss from continuing operations for the quarter was $219,000 or $0.02 per share as compared with a loss from continuing operations of $149,000 or $0.01 per share for the same period in fiscal 2003. For the year, net revenues increased 15% to $8.7 million, compared with $7.5 million for the previous year. The Company reported a net loss from continuing operations for fiscal 2004 of $1.1 million or $0.09 per share, an improvement of 60% compared to a loss from continuing operations of $2.6 million or $0.25 per share for fiscal 2003. These results represent the 2D business operations of the Company only. The Company completed the sale of its 3D business in October and in accordance with generally accepted accounting principles, has restated it financial results to present the 3D business as a discontinued business operation. Accordingly, all 3D related revenue and expenses have been removed from continuing operations and presented in a separate line in the statement of operations entitled "Gain or loss from discontinued operations" for all periods presented.
    PPT also reported a loss from discontinued operations of $842,000 in the fourth quarter. This represents the loss on the sale of the 3D business and the results of the operations of that business unit in the quarter. The loss on the sale is the result of the write off of the 3D related patents, equipment and inventory. Most of these costs are non-cash expenses and the sale generated approximately $800,000 in cash for the Company in the quarter. The Company expects to receive the final installment payment of $200,000 from Ismeca early in calendar 2005.

                               Business Update
    "An important development during the fourth quarter has been the sale of our 3D-SMI technology asset to our long-time partner, Ismeca Semiconductor Europe SA. This transaction, which was previously disclosed, not only provides PPT with cash which we will use to continue our 2D business product development and marketing, it significantly reduces our operating expenses, and most importantly, enables us to focus completely on growing our 2D business, which we believe will provide a superior return for our shareholders," stated Mr. Joe Christenson, President of PPT Vision, Inc.
    "The most important accomplishment of the past year is the growing sales and positive customer acceptance of our IMPACT machine vision product family. This is a trend we expect to continue and 100% of the company's energy and resources are now focused on development, marketing and customer support associated with the IMPACT product family. PPT shipped over 600 IMPACT systems in fiscal year 2004 to a wide variety of customers in the electronics, automotive, medical device and packaging segments. This represents more than triple the number of IMPACT units shipped in fiscal year 2004," continued Mr. Christenson.
    "During the quarter, we did have one OEM customer who informed us that due to a variety of competitive and market factors, the likelihood of any further shipments to this customer was very slim. This customer had been a user of PPT's older analog SCOUT product line, and has not used PPT's digital DSL or IMPACT product lines. This customer represented 22% of our revenues in fiscal 2004, all of which was recognized during the first three quarters of the year. This customer also accounted for 21% of our revenue in the fourth quarter of fiscal 2003 but zero revenue in the fourth quarter this year. While we are disappointed with this development, we are pleased that we were able to effectively replace this revenue in the quarter with sales of our IMPACT product to other customers. This represents a 24% increase in sales to other customers and was accomplished by increasing our IMPACT sales by over 100% in the fourth quarter over the fourth quarter of fiscal 2003," added Mr. Christenson.
    "We are encouraged by the positive customer acceptance the IMPACT machine vision product family is receiving in the manufacturing marketplace. We will continue to aggressively pursue new sales opportunities and customer-driven product development for our IMPACT product family in 2005 as well as carefully control and reduce where possible our operating expenses, to enable us to continue on the path toward profitability," concluded Mr. Christenson.

    Conference Call
    The Company has scheduled a conference call for 10:00 a.m. CST on Thursday, December 9, 2004. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-9205. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to http://www.vcall.com.
    A digitized replay of the fourth quarter conference call will be available beginning the afternoon of December 9th and until 11:59 p.m. (Eastern) on December 14th. To access the replay please use the following numbers:
U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are: Account #1628 and Confirmation ID #126198. The full conference call will also be available for replay at http://www.vcall.com.

    About PPT VISION
    PPT VISION, Inc. develops and markets machine vision-based automated inspection systems for manufacturing applications. Machine vision-based systems enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product lines are sold on a global basis to original equipment manufacturers (OEMs), system integrators, machine builders, and end-users, primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on the Nasdaq Small Cap Market tier of The Nasdaq Stock Market under the symbol PPTV. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com.

    Forward-Looking Statements
    The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's IMPACT machine vision micro-system, the company's ability to achieve profitability by focusing its efforts on its traditional 2D business, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended
October 31, 2003 and other reports filed with the Securities and Exchange Commission.


     PPT VISION, Inc.
     Condensed Statements of Operations
     (In thousands, except share and per share data)
     (Unaudited)
                             Three Months Ended           Year Ended
                                 October 31,              October 31,
                             2004         2003         2004         2003
                             ----         ----         ----         ----
                                       (Restated)                (Restated)

    Net revenues            $2,106       $2,167       $8,671       $7,501
    Cost of sales              920          828        4,154        3,419
    Gross profit             1,186        1,339        4,517        4,082

    Operating expenses:
      Sales and marketing      714          688        2,797        2,902
      Research and
       development             408          419        1,631        2,168
      General and
       administrative          283          381        1,144        1,622
                           -------        -----      -------      -------
    Total operating
     expenses                1,405        1,488        5,572        6,692
                           -------        -----      -------      -------
    Loss from continuing
     operations               (219)        (149)      (1,055)      (2,610)
    Loss from discontinued
     operations               (842)         (66)        (817)      (1,513)
                           -------        -----      -------      -------
    Net loss               $(1,061)       $(215)     $(1,872)     $(4,123)
                           =======        =====      =======      =======
    Basic and diluted loss
     per share:
      Loss from continuing
       operations           $(0.02)      $(0.01)      $(0.09)      $(0.25)
      Loss from
       discontinued
       operations           $(0.07)      $(0.01)      $(0.07)      $(0.15)
                            ------       ------       ------       ------
      Net Loss              $(0.09)      $(0.02)      $(0.16)      $(0.40)
                            ======       ======       ======       ======
    Shares used to compute
      Basic and diluted
       loss per share   11,982,000   10,775,000   11,878,000   10,254,000



     PPT VISION, Inc.
     Condensed Balance Sheets
     (In thousands)                                October 31,    October 31,
                                                       2004           2003
                                                       ----           ----
                       ASSETS
                       ------

    Current assets
      Cash and cash equivalents                       $2,617         $2,086
      Accounts receivable, net                         1,912          2,000
      Inventories                                        977            864
      Other current assets                               243            319
      Net assets of discontinued operations              200             --
                                                      ------         ------
        Total current assets                           5,949          5,269
    Fixed assets, net                                    376            635
    Intangible assets, net                               109            152
    Net assets of discontinued operations                 --          1,921
                                                      ------         ------
        Total assets                                  $6,434         $7,977
                                                      ======         ======

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
    Current liabilities
      Accounts payable and accrued expenses           $1,457         $1,201
      Deferred revenue - customer advances                54             96
                                                      ------         ------
        Total current liabilities                      1,511          1,297
        Total shareholders' equity                     4,923          6,680
                                                      ------         ------
        Total liabilities and shareholders' equity    $6,434         $7,977
                                                      ======         ======



     PPT VISION, INC.
     Condensed Statements of Operations
     RESTATED QUARTERLY INFORMATION
     FISCAL 2003 AND 2004
     (In thousands, except per share data)
     (Unaudited)

    FISCAL 2004 QUARTERS ENDED
    --------------------------
                          January 31,   April 30,    July 31,   October 31,
                          -----------   ---------    --------   -----------

    Net revenues            $1,976       $2,084       $2,505       $2,106
    Cost of sales            1,073          970        1,192          920
                            ------       ------       ------       ------
      Gross profit             903        1,114        1,313        1,186
    Operating Expenses:
      Sales and marketing      634          706          742          714
      Research and
       development             409          414          400          408
      General and
       administrative          283          300          278          283
                            ------       ------       ------       ------
    Total operating expenses 1,326        1,420        1,420        1,405
                            ------       ------       ------       ------
    Loss from continuing
     operations               (423)        (306)        (107)        (219)
    Gain (loss) from
     discontinued operations    77           83         (136)        (842)
                            ------       ------       ------       ------
    Net loss                 $(346)       $(223)       $(243)     $(1,061)
                            ======       ======       ======       ======
    Basic and diluted loss
     per share:

      Loss from continuing
       operations           $(0.04)      $(0.03)      $(0.01)      $(0.02)

      Gain (loss) from
       discontinued
       operations            $0.01        $0.01       $(0.01)      $(0.07)
                            ------       ------       ------       ------
      Net loss              $(0.03)      $(0.02)      $(0.02)      $(0.09)
                            ======       ======       ======       ======
    Weighted average shares
     outstanding:
      Basic and diluted     11,803       11,804       11,920       11,982

    FISCAL 2003 QUARTERS ENDED
    --------------------------

                         January 31,    April 30,    July 31,    October 31,
                         -----------    ---------    --------    -----------

    Net revenues            $1,441       $2,036       $1,855       $2,167
    Cost of sales              756          962          872          828
                           -------      -------        -----        -----
      Gross profit             685        1,074          983        1,339
    Operating Expenses:
      Sales and marketing      745          727          742          688
      Research and
       development             629          631          489          419
      General and
       administrative          343          465          433          381
                           -------      -------        -----        -----
    Total operating
     expenses                1,717        1,823        1,664        1,488
                           -------      -------        -----        -----
    Loss from continuing
     operations             (1,032)        (749)        (681)        (149)
    Gain (loss) from
     discontinued operations  (155)      (1,021)        (270)         (66)
                           -------      -------        -----        -----
    Net loss               $(1,187)     $(1,770)       $(951)       $(215)
                           =======      =======        =====        =====
    Basic and diluted
     loss per share:

      Loss from continuing
       operations           $(0.10)      $(0.08)      $(0.07)      $(0.01)

      Gain (loss) from
       discontinued
       operations           $(0.02)      $(0.10)      $(0.02)      $(0.01)
                           -------      -------        -----        -----
      Net loss              $(0.12)      $(0.18)      $(0.09)      $(0.02)
                           =======      =======        =====        =====
    Weighted average shares
     outstanding:
      Basic and diluted     10,678       10,068       10,099       10,775


SOURCE  PPT VISION, Inc.
    -0-                             12/09/2004
    /CONTACT: Timothy C. Clayton, Chief Financial Officer of PPT VISION, Inc., +1-952-996-9500, or fax, +1-952-996-9501, ir@pptvision.com /
    /Web site:  http://www.pptvision.com /
    (PPTV)

CO:  PPT VISION, Inc.
ST:  Minnesota
IN:  HEA MTC MAC
SU:  ERN CCA